EXHIBIT 23.1








                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statement of MidAmerican Energy Holdings Company on Form S-3 (File No. 33-60549) and Form S-8 (File Nos. 33-60849, 33-60851 and 333-02803) of our report dated January 23, 1998, on our audits of the consolidated financial statements of MidAmerican Energy Holdings Company as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in this Form 8-K.





                                                    /s/ Coopers & Lybrand L.L.P.
                                                    ----------------------------
                                                      COOPERS & LYBRAND L.L.P.





Kansas City, Missouri
February 5, 1998